                                                                     EXHIBIT 5.1

[Letterhead of Smith, Gambrell & Russell, LLP]





July 14, 2000


Board of Directors
AirTran Holdings, Inc.
9955 AirTran Boulevard
Orlando, Florida 32827

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     This firm has acted as counsel to AirTran Holdings, Inc., a Nevada corporation (the "Company"), in connection with its registration, pursuant to the Company's registration statement on Form S-3 (as amended, the "Registration Statement"), with respect to the contemplated issuance by the Company from time to time of up to U.S. $300,000,000 aggregate public offering price of (i) shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"),
(ii) shares of the Company's Preferred Stock, par value $0.01 per share (the "Preferred Stock") and (iii) debt securities of the Company (the "Debt Securities"), which may be issued pursuant to an indenture (the "Indenture") to be entered into between the Company and a trustee to be named prior to the offering of any debt securities (in such capacity, the "Trustee"). All capitalized terms used herein that are defined in the Registration Statement have the meanings assigned to such terms therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.  A copy of the Registration Statement.

     2.  The Articles of Incorporation of the Company.

     3.  The Bylaws of the Company.

     4. Minutes and/or resolutions of the Board of Directors of the Company adopted on July 11, 2000, certified by the Secretary of the Company as then being complete, accurate and then in effect.

     5. Such other documents or instruments as we have deemed necessary to the opinions expressed herein.

Board of Directors
AirTran Holdings, Inc.
July 14, 2000
Page 2

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of certifications of public officials, governmental agencies and departments, and corporate officials which we have examined. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Georgia Business Corporation Code. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

     2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Securities Act"), (ii) the terms of the issuance and sale of the shares of Common Stock registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company in conformity with the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and (iii) such shares are issued and delivered against payment therefor for an amount in excess of the par value thereof and in accordance with the terms of the agreement under which they are sold, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     3. When (i) the Registration Statement has become effective under the Securities Act, (ii) in accordance with Section 78.195 of the General Corporation Law of the State of Nevada and in conformity with the Articles of Incorporation, (a) the Board of Directors of the Company has fixed the powers, designations, relative rights, preferences, limitations and restrictions of a series of Preferred Stock registered pursuant to the Registration Statement and
(b) proper and valid filing with the Office of the Secretary of State of the State of Nevada, Commercial Recordings Division, of a Certificate of Designations setting forth the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, has been made, (iii) the terms of the issuance and sale of such series of Preferred Stock proposed to be sold by the Company have been duly approved by the Board of Directors of the Company and all other necessary corporate action on the part of the Company has been taken in connection therewith and (iv) such shares of Preferred Stock are issued and delivered against payment therefor for an amount in excess of the par value thereof and in accordance with the agreement under which they are sold, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

     4. When (i) the Registration Statement has become effective under the Securities Act, (ii) the Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, (iii) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture, do no violate any applicable law or agreement or instrument then binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Debt Securities have

Board of Directors
AirTran Holdings, Inc.
July 14, 2000
Page 3

been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company.

     We express no opinion as to the enforceability of any provision of the Indenture specifying that provisions thereof may be waived only in writing.

     We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities or the Indenture providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law. In this connection, we note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and, except as set forth in the following paragraph, is not to be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rule and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           SMITH, GAMBRELL & RUSSELL, LLP



                                           By:  /s/ Howard E. Turner
                                              ----------------------------------
                                               Howard E. Turner